UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2008
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)

(239) 263-3344
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 26, 2008, the Company and it’s subsidiaries, upon the recommendation of the Compensation Committee of the Board of Directors, approved amendments to certain employment agreements and approved revised executive salary continuation and deferred compensation agreements. The amendments were made primarily to achieve compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”).  These amendments included adding a 6-month delay for certain payments following the separation from service of certain key employees, modifying the definition of change of control and other terms where needed to satisfy Section 409A requirements, and clarifying that deferred amounts may only be distributed upon a permissible payment event under Section 409A, such as separation from service, disability, death, a time or fixed schedule, a change in control, or the occurrence of an unforeseeable emergency.  In some cases, the agreements were amended to provide exemption from Section 409A by, for example, providing that distribution of amounts would occur within two and a half months following the end of the taxable year in which the right to receive the payment is no longer subject to a substantial risk of forfeiture. Additionally, the salary continuation agreements were amended to provide for a lump sum distribution upon a change of control. The Amended and Restated Salary Continuation Agreement Between TIB Bank and Edward V. Lett provides for a lump sum distribution of his December 31, 2008 accrued balance during 2009.

The amended and restated agreements include, Salary Continuation Agreements and Employment Agreements between TIB Bank and Edward V. Lett, Stephen J. Gilhooly, Michael D. Carrigan and Alma R. Shuckhart along with an amended and restated Employment Agreement between TIB Bank and Michael H. Morris. The amendments to the agreements will become effective December 31, 2008. The summary descriptions of the amended and restated agreements set forth above are qualified in all respects by reference to full amended and restated agreements attached to this Form 8-K as exhibits 99.1 through 99.9.

In connection with these changes, Mr. Lett executed an agreement electing to receive a lump sum distribution in 2009 of the amount vested, accrued and earned salary continuation benefit through December 31, 2008. This election was made in connection with the Mr. Lett’s personal tax planning strategy and will result in an elimination of the future expenses that would have been incurred by the Company in connection with his Salary Continuation Agreement, had the election not been made. A copy of the Amended and Restated Agreement is attached as exhibit 99.1 to this Form 8-k.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

99.1	Salary Continuation Agreement Between TIB Bank and Edward V. Lett as Amended and Restated effective December 31, 2008
99.2	Salary Continuation Agreement Between TIB Bank and Stephen J. Gilhooly as Amended and Restated effective December 31, 2008
99.3	Salary Continuation Agreement Between TIB Bank and Michael D. Carrigan as Amended and Restated effective December 31, 2008
99.4	Salary Continuation Agreement Between TIB Bank and Alma R. Shuckhart as Amended and Restated effective December 31, 2008
99.5	Employment Agreement Between TIB Bank and Edward V. Lett as Amended and Restated effective January 1, 2009
99.6	Employment Agreement Between TIB Bank and Stephen J. Gilhooly as Amended and Restated effective January 1, 2009
99.7	Employment Agreement Between TIB Bank and Michael D. Carrigan as Amended and Restated effective January 1, 2009
99.8	Employment Agreement Between TIB Bank and Alma R. Shuckhart as Amended and Restated effective January 1, 2009
99.9	Employment Agreement Between TIB Bank and Michael H. Morris as Amended and Restated effective January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: December 31, 2008	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer